UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 23, 2014
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Termination of ING Credit Agreement

On July 23, 2014, Avícola Pilgrim's Pride de México, S.A. de C.V. (“Avicola”), Pilgrim's Pride, S. de R.L. de C.V. and certain of their subsidiaries terminated the amended and restated credit agreement (as amended, the “ING Credit Agreement”) dated as of October 19, 2011 with ING Capital LLC, as administrative agent and lead arranger, and the other lenders party thereto. The ING Credit Agreement provided for a secured revolving loan commitment of MXN$557,415,000. There were no outstanding borrowings under the ING Credit Agreement. The ING Credit Agreement was terminated because Avicola and certain of its Mexican subsidiaries entered into a credit agreement with BBVA Bancomer, S.A. Institución de Banca Multiple, Grupo Financiero BBVA Bancomer, as lender, which provided for an unsecured loan commitment of MXN$560,000,000.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: July 29, 2014	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer